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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated December 14, 2005 (January 12, 2006 as to Note 19), relating to the financial statements of pSivida Limited appearing in the Annual Report on Form 20-F of pSivida Limited for the year ended June 30, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU
Perth, Australia
March 28, 2006